As filed with the Securities and Exchange Commission on November 1, 2001

                                                  Registration No. 333-_________

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                Future Carz, Inc.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


NEVADA                                    88-0431029
------                                    ----------
(STATE OR OTHER JURISDICTION OF           (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)            IDENTIFICATION NO.)


8930 East Raintree, Suite #300, Scottsdale AZ          85260
---------------------------------------------          -----
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:    (480) 444-0080
                                                       --------------


         N/A
-----------------------------                ----------
(Registrant's former address)                (Zip code)

                       Agreements Between The Company and
          Jeffrey Halbirt, Mary Reynolds, John Laurienti, Scott Bailey,
                             and Michael W. Heisler
                             ----------------------
                            (Full title of the plans)

                        Corporate Agents of Nevada, Inc.
                           4955 S. Durango, Suite 216
                             Las Vegas, Nevada 89113
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (702) 948-7501
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:
                               Gary R. Blume, Esq.
                              Blume Law Firm, P.C.
                     11811 North Tatum Boulevard, Suite 1025
                           Phoenix, Arizona 85028-1699
                                 (602) 494-7976

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed          Proposed
                                                 maximum           maximum
                                                 offering          aggregate    Amount of
Title of securities        Amount to be          price             offering     registration
to be registered           registered            per unit          price        fee
--------------------       -----------           -------------     ----------   ----------------
Common Stock, par          1,350,000 Shares      $0.43             $580,500     $145.13
value, $.001 per
share


*Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of Common Stock of Future Carz, Inc. as reported on the NASD OTC bulletin board on October 24, 2001.

                                     PART I
              Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information
-------  ----------------

     The Company is offering shares of its common stock to various individuals for consulting services on the Company's behalf. This issuance of shares is being made pursuant to consulting agreements between the Company and the individuals. The Company has equated this number of shares to the value of the consulting services provided or to be provided by these individuals. The shares issued hereunder will not be subject to any resale restrictions. The following individuals will receive the number of shares listed next to their names:


                                    Registered          Restricted
          Name                      Shares              Shares*
          Jeffery Halbirt           750,000             200,000
          Michael W. Heisler        200,000                   0
          Mary Reynolds             100,000             100,000
          Scott Bailey**            150,000              25,000
          John Laurienti**          150,000              25,000


* The Restricted Shares will be subject to the provisions of Rule 144 of the Securities Act of 1933 and are not being registered in this Form S-8 filing.
** Mr. Bailey and Mr. Laurienti's shares are being issued under the agreement between the Company and Gemini Capital, L.L.C., attached hereto.

     The consultant Michael W. Heisler is the brother of Edward C. Heisler, President of the Company. The consulting agreement between Michael W. Heisler and the Company is no more favorable than those between the other consultants and the Company. The documents containing the information specified in this Part I of Form S-8 will be sent or given to the consultants as specified by Securities and Exchange Commission Rule 428(b)(1).

                                     PART II
               Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Future Carz, Inc., a Nevada corporation (the Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Commission on April 16, 2001;

          (b) The Company's Quarterly Reports on Form 10-QSB for the quarter ended March31, 2001, filed with the Commission on May 29, 2001, and for the quarter ended June 30, 2001, filed with the Commission on August 30, 2001;

          (c) The Registration Statement on Form 10SB, filed pursuant to the Securities Act of 1934, as amended (the "Exchange Act"), originally filed by the Company on February 10, 2000, as amended ("Form 10SB"), containing audited financial statements for the Company's financial years ended December 31, 1998 and 1999;

          (d) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1999; and

          (e) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

     All reports and other documents subsequently filed by the Company pursuant to the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Experts. The consolidated financial statements of the Company which are included in the Registration Statement filed on Form 10SB on February 10, 2000 of the Company have been audited by G. Brad Beckstead, CPA, as set forth in his reports thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Stark Winter Schenkein & Co., L.L.P. pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The shares registered herein are being issued to the consultants for services provided to the Registrant. Neither the Registrant's Accountants nor any other experts named in the registration statement has any equity or other interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     THE ARTICLES OF INCORPORATION OF THE COMPANY PROVIDE FOR INDEMNIFICATION OF EMPLOYEES AND OFFICERS IN CERTAIN CASES. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

     In addition, Section 78.751 of the Nevada General Corporation Laws provides as follows:

78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders:
     (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

     5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

                  4       Registrant's Articles of Incorporation, Articles of Amendment, and By-laws
                          (incorporated by reference to Exhibits 3.1 and 3.2 of Registrant's Statement on Form 10-SB, filed February 10, 2000).
                  4.11    Consulting Agreement between Future Carz, Inc. and Jeffrey Halbirt
                  4.12    Consulting Agreement between Future Carz, Inc. and Michael W. Heisler
                  4.13    Consulting Agreement between Future Carz, Inc. and Mary Reynolds
                  4.14    Consulting Agreement between Future Carz, Inc. and Gemini Capital, L.L.C.
                  5.3     Opinion of Blume Law Firm, P.C.
                  23.3    Consent of Blume Law Firm, P.C. (included in Exhibit 5.3).
                  23.4    Consent of Stark Winter Schenkein & Co. L.L.P.
                  23.5    Consent of G. Brad Beckstead, C.P.A.
                  24.3    Power of Attorney (included in signature page).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons  of the  Company  pursuant  to the  foregoing  provisions,  or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, the State of Nevada, on this 26 day of October, 2001.

                                                     Future Carz, Inc.

                                                     By: /s/ Ed Heisler
                                                         -----------------------
                                                         Ed Heisler, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                                  October 26, 2001


                                  /s/ Ed Heisler
                                  --------------
                                  Ed Heisler
                                  President, Secretary, Treasurer, Sole Director




                                FUTURE CARZ, INC.

                                      INDEX

                  Exhibit         Description
                  -------         -----------
                  4               Registrant's Articles of Incorporation, Articles of Amendment,
                                  and By-laws (incorporated by reference to Exhibits 3.1 and 3.2 of Registrant's Statement on Form 10-SB, filed February 10, 2000).
                  4.11            Consulting Agreement between Future Carz, Inc. and Jeffrey Halbirt
                  4.12            Consulting Agreement between Future Carz, Inc. and Michael W.
                                  Heisler
                  4.13            Consulting Agreement between Future Carz, Inc. and Mary Reynolds
                  4.14            Consulting Agreement between Future Carz, Inc. and Gemini Capital,
                                  L.L.C.
                  5.3             Opinion of Blume Law Firm, P.C.
                  23.3            Consent of Blume Law Firm, P.C. (included in Exhibit 5.3).
                  23.4            Consent of Stark Winter Schenkein & Co., L.L.P.
                  23.5            Consent of G. Brad Beckstead, C.P.A.
                  24.3            Power of Attorney (included in signature page).